EXHIBIT 99.1

Nephros Announces $2.9 Million Private Placement

SOUTH ORANGE, NJ, April 11, 2018 /PR Newswire-FirstCall/ – Nephros, Inc. (OTCQB:NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters and an on-line mid-dilution hemodiafiltration (HDF) system for use with a hemodialysis (HD) machine for the treatment of patients with End Stage Renal Disease (ESRD), today announced that it has completed a private placement in which it sold approximately 6.5 million shares of common stock at a purchase price of $0.45 per share, resulting in total gross proceeds to the company of over $2.9 million.

The private placement was led by the Pessin family, and included other accredited investors as well as Nephros management.

“We are pleased to take this opportunity to bolster our financial position,” said Daron Evans, President and CEO of Nephros. “A stronger balance sheet will enable us to better manage our increasing inventory demands and to invest in our same-day delivery service for emergency responses to hospital infection outbreaks. In addition, Nephros now has the flexibility to support its next-generation HDF product line, to take advantage of strategic growth opportunities, and to explore a listing on a national exchange.”

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Pursuant to its agreement with the investors, the Company has agreed to cause a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be filed and declared effective within ninety days of the closing date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the private placement will be described in a Current Report on Form 8-K to be filed with the SEC by the Company and all of the transaction documents will be attached to the Form 8-K.

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About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters (known as ultrafilters), as well as a hemodiafiltration system for the treatment of patients with End Stage Renal Disease. Nephros ultrafilters are used primarily in hospitals and medical clinics to retaining bacteria (i.e. Legionella, Pseudomonas), viruses, and endotoxins from water. These ultrafilters provide barriers that assist in improving infection control in sinks, showers, and ice machines. Additionally, Nephros ultrafilters are used in dialysis centers for assisting in the removal of biological contaminants from the water and bicarbonate concentrate supplied to patients via hemodialysis machines.

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s potential for further growth and its expected growth in medical, commercial and industrial filter sales, its sales and marketing plans and strategies for 2018, the Company’s ability to respond to outbreaks in water borne pathogens, anticipated investment in the development of a second-generation HDF system and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, our dependence on third party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros Inc.’s reports filed with the U.S. Securities and Exchange Commission, including with respect to Nephros, its Annual Report on Form 10-K for the year ended December 31, 2017. Nephros, Inc. does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Investor Relations Contact:

Andy Astor

CFO, Nephros

info@nephros.com

(201) 345-0824